Exhibit 10(a)

               RESTATED BOB EVANS FARMS, INC. AND

                AFFILIATES 401K RETIREMENT PLAN


                           _________



              BOB EVANS FARMS, INC. AND AFFILIATES
                      401K RETIREMENT PLAN


                    Effective January 1, 1994
              (except as otherwise provided herein)


              BOB EVANS FARMS, INC. AND AFFILIATES
                      401K RETIREMENT PLAN

                        TABLE OF CONTENTS

ARTICLE                                                     PAGE

    I.     DEFINITIONS

           Accounts                                           1
           Adjustment Factor                                  1
           Administrative Division                            1
           Affiliate                                          1
           Annual Additions                                   2
           Annuity Starting Date                              2
           Beneficiary                                        2
           Break in Service                                   3
           Code                                               3
           Committee                                          3
           Compensation                                       3
           Effective Date                                     4
           Employee                                           4
           Employer                                           4
           Employment Commencement Date                       4
           Entry Date                                         4
           ERISA                                              4
           Family Member                                      4
           Forfeitures                                        5
           Full Time                                          5
           Giles Division                                     5
           Hickory Division                                   5
           Highly-Compensated Employee                        5
           Hour of Service                                    6
           Inactive Participant                               8
           Investment Funds                                   8
           Leased Employee                                    8
           Lower-Compensated Employee                         9
           Normal Retirement Age                              9
           Owens Division                                     9
           Participant                                        9
           Plan                                               9
           Plan Year                                          9
           Profit Sharing Plan                                9
           Projected Annual Benefit                           9
           Qualified Election                                10
           Qualified Joint and Survivor Annuity              10
           Restaurant Division                               11
           Sausage Division                                  11
           Spouse or Surviving Spouse                        11
           Trust Agreement                                   11
           Trust Fund                                        11
           Trustee                                           11
           Valuation Date                                    11
           Year of Service                                   12


   II.     PARTICIPATION

           2.01   Eligibility and Election to
                    Participate                              12
           2.02   Reemployment                               12
           2.03   Employment After Normal
                    Retirement Age                           12
           2.04   Designation of Beneficiary                 12


  III.     CONTRIBUTIONS

           3.01   Contribution of Participant Deferrals      13
           3.02   Employer Contributions                     15
           3.03   Limitation of Participant Deferrals        17
           3.04   Maximum Matching Contributions for
                    Highly-Compensated Employees             19
           3.05   Combined Alternative Limitation on
                    Participant Deferrals and Employer
                    Matching Contributions                   20
           3.06   Rollover Contributions                     21


   IV.     PARTICIPANT'S ACCOUNTS; ALLOCATIONS

           4.01   Participant's Accounts                     21
           4.02   Allocation of Employer Contributions       22
           4.03   Allocation of Net Gains or Losses;
                    Crediting of Accounts                    22
           4.04   Limitation of Annual Additions             23
           4.05   Limitation of Reversion of
                    Contributions                            25


    V.     INVESTMENT OF CONTRIBUTIONS AND VALUATION OF FUNDS

           5.01   Investment Funds                           25
           5.02   Investment Fund Options                    26
           5.03   Investment of Employer Contributions       26
           5.04   Valuation of Trust Fund                    26


   VI.     WITHDRAWALS WHILE EMPLOYED

           6.01   Withdrawal of Employee
                    Deferral Accounts                        26
           6.02   Hardship Withdrawals                       27
           6.03   Amount and Payment of Withdrawals          28


  VII.     AMOUNT AND DISTRIBUTION OF BENEFITS

           7.01   Retirement Benefits                        28
           7.02   Death Benefits                             28
           7.03   Disability Benefits                        28
           7.04   Benefits Upon Termination of
                    Employment                               28
           7.05   Distribution of Benefits                   30
           7.06   Timing of Distributions                    32
           7.07   Eligible Rollover Distributions            33


 VIII.     DEFERRAL PLAN COMMITTEE

           8.01   Appointment of Committee                   34
           8.02   Powers and Duties                          34
           8.03   Actions by the Committee                   36
           8.04   Interested Committee Members               36
           8.05   Indemnification                            36
           8.06   Conclusiveness of Action                   37
           8.07   Payment of Expenses                        37
           8.08   Claims Procedure                           37


   IX.     AMENDMENT TO THE PLAN

           9.01   Right to Amend                             39
           9.02   Amendment Procedure                        39


    X.     TERMINATION OF THE PLAN

           10.01  Right to Terminate                         39
           10.02  Plan Merger and Consolidation              39
           10.03  Successor Employer                         39


   XI.     TRUST AND THE TRUSTEE

           11.01  Employer to Select Trustee                 40


  XII.     TOP HEAVY PLAN PROVISIONS

           12.01  Definitions                                41
           12.02  Top Heavy Status                           42
           12.03  Minimum Contributions                      43
           12.04  Top Heavy Vesting                          43


 XIII.     MISCELLANEOUS

           13.01  Voluntary Plan                             44
           13.02  Forfeitures                                44
           13.03  Designation of Dates                       44
           13.04  Non-alienation of Benefits                 45
           13.05  Participant Loans                          45
           13.06  Inability to Receive Benefits              45
           13.07  Lost Participants                          46
           13.08  Limitation of Rights                       46
           13.09  Gender                                     46
           13.10  Invalid Provision                          46
           13.11  Notice Requirements                        46
           13.12  One Plan                                   47
           13.13  Governing Law                              47


BOB EVANS FARMS, INC. AND AFFILIATES

                      401K RETIREMENT PLAN


          Bob Evans Farms, Inc., a Delaware corporation, hereby adopts, as of the Effective Date, the following amended and restated profit sharing and Section 401(k) plan for the exclu-sive benefit of the Employer's eligible Employees and, where applicable, the beneficiaries of such Employees. It is intended that this Plan, together with the Trust Agreement, shall comply with the applicable provisions of the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended. This Plan supersedes and replaces any other profit sharing plan(s) that may have been adopted by the Employer prior to the Effective Date.


                            ARTICLE I
                           DEFINITIONS

          Whenever used herein, the following words and phrases shall have the meaning specified below. Additional words and phrases may be defined in the text of the Plan.

Accounts

          "Accounts" means a Participant's Employee Deferral Account, his Base Contributions Account, his Employer Matching Contributions Account, his Rollover Account and his Employer Profit Sharing Contributions Account. "Account" means the aggregate of such Accounts.

Adjustment Factor

          "Adjustment Factor" means the cost-of-living adjustment prescribed by the Secretary of the Treasury under Code
Section 415(d) for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

Administrative Division

          "Administrative Division" means the operations of the Employer and its Affiliates performed by the Employer's administrative group, as designated by the Employer.

Affiliate

          "Affiliate" means any other employer which, together with the Employer, is a member of a controlled group of corpora-tions or of a commonly controlled trade or business [as defined in Code Sections 414(b) and (c) and as modified by Code Section 415(h)] or of an affiliated service group [as defined in Code Section 414(m)] or other organization described in Code
Section 414(o).

Annual Additions

          "Annual Additions" means the sum of the following amounts credited to a Participant's Account for the Limitation
Year under all defined contribution plans maintained by the
Employer:

          (a)    Employer contributions;

          (b)    Forfeitures;

          (c)    Employee contributions;

          (d) Amounts allocated after March 31, 1984 to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer; and

          (e) Amounts derived from contributions paid or accrued after December 31, 1985 in taxable years ending after such date which are attributable to postretirement medical benefits allocated to the separate account of a key employee (as defined in Section 416(i) of the Code) under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by the Employer. The amounts described under this paragraph (e) shall not be subject to the 25% of compensation limit provided in
Section 4.04.

     For purposes of the Plan, any excess amount applied to reduce Employer contributions in the Limitation Year will be considered Annual Additions for such Limitation Year.

Annuity Starting Date

          "Annuity Starting Date" means the first day of the first period for which an amount is paid as an annuity or in any other form.

Beneficiary

          "Beneficiary" means the individual, individuals or trust designated by a Participant pursuant to the terms of
Section 2.04 to receive the death benefit payable under the Plan.

Break in Service

          "Break in Service" means, for purposes of determining an Employee's eligibility to participate in the Plan, a failure by such Employee to complete more than 500 Hours of Service dur-ing a 12-month period beginning on his Employment Commencement Date and anniversaries thereof. For purposes of vesting under the Plan, a "Break in Service" means a Plan Year during which a Participant fails to complete more than 500 Hours of Service.

Code

          "Code" means the Internal Revenue Code of 1986, as may be amended from time to time.

Committee

          "Committee" means the Deferral Plan Committee as described in Article VIII.

Compensation

          "Compensation" means the total amount reflected on a Participant's Form W-2 for the Plan Year, representing wages, overtime, and bonuses received, but excluding any non-cash remuneration. "Compensation" shall also include tips received by Participants employed by the Restaurant Division and reported to the Employer pursuant to the applicable provisions of the Code. Notwithstanding the preceding provisions of this section, Compensation shall be the amount determined prior to any salary deferrals described in Section 3.01 and prior to any contributions to any cafeteria plan maintained by the Employer pursuant to Section 125 of the Code; provided (a) effective for Plan Years beginning after December 31, 1988, compensation paid by the Employer during any Plan Year in excess of $200,000 multiplied by the Adjustment Factor shall be excluded; and
(b) effective for Plan Years beginning after December 31, 1993, compensation paid by the Employer during any Plan Year in excess of $150,000, adjusted under Code Section 401(a)(17), shall be excluded. In determining the compensation of a Participant for purposes of the $200,000 or $150,000 limit, the family aggregation rules of Code Section 414(q)(6) will apply, except in applying such rules, the term "family" will include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules, compensation would exceed the adjusted $200,000 or $150,000 limitation, then the limitation will be prorated among the affected persons in proportion to each such person's compensation as determined under this paragraph prior to the application of this limitation.

Effective Date

          "Effective Date" means, for this amended and related
Plan, January 1, 1994.

Employee

          "Employee" means all employees of the Employer or an Affiliate, excluding Leased Employees and employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers, if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and such employer or employers. Employees of the Employer and its Affiliates shall be classified as either Restaurant Division Employees, Sausage Division Employees, Owens Division Employees, Administrative Division Employees, Hickory Division Employees or Giles Division Employees as determined by the Employer in the manner regularly used to classify Employees for the division in which they primarily serve.

Employer

          "Employer" means Bob Evans Farms, Inc. and any
Affiliate which, with the consent of the Employer, adopts this Plan and joins in the Trust Agreement.

Employment Commencement Date

          "Employment Commencement Date" means the date on which the Employee first performs an Hour of Service for the Employer or an Affiliate.

Entry Date

          "Entry Date" means the first day of January or July during the Plan Year.

ERISA

          "ERISA" means the Employee Retirement Income Security
Act of 1974, as periodically amended.

Family Member

          "Family Member means, with respect to any individual, such individual's Spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

Forfeitures

          "Forfeitures" means the amount of a Participant's Employer Matching Contributions Account and his Employer Profit Sharing Contributions Account that such Participant is not entitled to receive under Section 7.04 upon the termination of his employment.

Full Time

          "Full Time" means employment with the Employer or an Affiliate for not less than 1,000 hours during the 12 consecutive calendar months for which a determination is made.

Giles Division

          "Giles Division" means the operations of the Employer and its Affiliates performed by Mrs. Giles Country Kitchen.

Hickory Division

          "Hickory Division" means the operations of the Employer and its Affiliates performed by Hickory Specialties.

Highly-Compensated Employee

          "Highly-Compensated Employee" means a highly-compensated active employee and a highly-compensated former employee. A highly-compensated active employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year
(a) received compensation from the Employer in excess of $75,000 multiplied by the Adjustment Factor; (b) received compensation from the Employer in excess of $50,000 multiplied by the Adjustment Factor and was a member of the top-paid group for such year; or (c) was an officer of the Employer and received compensation during such year that is greater than 50% of the dollar limitation in effect under Code Section 415(b)(1)(A).

     The term Highly-Compensated Employee also includes:
(a) Employees who are both described in the preceding paragraph if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most compensation from the Employer during the determination year; and (b) Employees who are 5% owners at any time during the look-back year or determination year. If no officer has satisfied the compensation requirement of (c) in the preceding paragraph during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly-Compensated Employee. For this purpose, the determination year shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year.

     A highly-compensated former employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year and was a highly-compensated active employee for either the separation year or any determination year ending on or after the Employee's 55th birthday. A separation year is the determination year the Employee separates from service. If an Employee is, during a determination year or look-back year, a Family Member of either a 5% owner who is an active or former Employee or a Highly-Compensated Employee who is one of the 10 most Highly-Compensated Employees ranked on the basis of compensation paid by the Employer during such year, then the Family Member and the 5% owner or top-10 Highly-Compensated Employee shall be aggregated. In such case, the Family Member and 5% owner or top-10 Highly-Compensated Employee shall be treated as a single Employee receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the Family Member and 5% owner or top-10 Highly-Compensated Employee.

     Notwithstanding the previous paragraph, with respect to any Employee who separated from service prior to January 1, 1987, the Plan may provide that such an Employee will be included as a Highly-Compensated Employee only if the Employee was a 5% owner or received compensation in excess of $50,000 during (a) the Employee's separation year (or the year preceding such separation year); or (b) any year ending on or after such individual's 55th birthday (or the last year ending before such Employee's 55th birthday).

     The determination of who is a Highly-Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Code
Section 414(q) and the regulations thereunder.

Hour of Service

          "Hour of Service" means:

          (a) each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliate. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed;

          (b) each hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliate on account of a period of time during which no duties are performed (irre-spective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disa-bility), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor regulations which are incorporated herein by reference; and

          (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate. An Hour of Service credited under paragraph (a) or (b) above will not be credited under this para-graph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

          (d) Solely for the purpose of determining whether a Break in Service has occurred for eligibility or vesting, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited but for such absence or, in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. The total number of hours treated as Hours of Service under this paragraph shall not exceed 501 hours. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence due to:

                   (i)  the pregnancy of the Employee;

                  (ii)  the birth of a child of the Employee;

                 (iii)  the placement of a child with the
          Employee in connection with the adoption of such child by the Employee; or

                  (iv)  the caring for a child for a period
          beginning immediately after birth or placement.

          The Hours of Service credited under this paragraph (d) shall be credited either in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period or, in all other cases, in the follow-ing computation period.

          For purposes of the Plan, any Employee who is not employed by the Employer or an Affiliate on an hourly basis shall be credited with forty-five (45) Hours of Service during each week of his employment if, pursuant to the provisions of para-graphs (a), (b), (c) and (d) of this section, he would be credited with at least one (1) Hour of Service during such week.

Inactive Participant

          "Inactive Participant" means a Participant whose employment with the Employer or an Affiliate has continued but
(a) whose participation has been suspended as a result of making a withdrawal pursuant to Section 6.02 hereof; or (b) who has suspended his deferrals pursuant to Section 3.01(c) hereof.

Investment Funds

          "Investment Funds" means the investment funds as deter-mined by the Committee and described in Section 5.02 for the investment of Participants' Employee Deferral Accounts and
Rollover Accounts pursuant to Participant directions.

Leased Employee

          "Leased Employee" means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person (leasing organization), has performed services for the recipient [or for the recipient and related persons determined in accordance with Code Sections 414(n) and 414(o)] on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

          A Leased Employee shall not be considered an employee of the recipient if (a) such employee is covered by a money purchase pension plan providing (i) a nonintegrated employer con-tribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3), but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code
Section 125, Section 402(a)(8), Section 402(h) or Section 403(b);
(ii) immediate participation; and (iii) full and immediate vest-ing; and (b) Leased Employees do not constitute more than 20% of the recipient's non-highly-compensated work force.

Lower-Compensated Employee

          "Lower-Compensated Employee" means any Employee who is not a Highly-Compensated Employee.

Normal Retirement Age

          "Normal Retirement Age" means the Participant's 62nd birthday; provided, however, that this Plan shall not be inter-preted to require that a Participant retire prior to attaining any specific age.

Owens Division

          "Owens Division" means the operations of the Employer and its Affiliates performed by Owens Country Sausage, Inc.

Participant

          "Participant" means either (a) an Employee who is participating in the Plan in accordance with Article II and for whom Accounts are being maintained; or (b) a former Employee of the Employer or an Affiliate for whom Accounts are being main-tained.

Plan

          "Plan" means the plan designated as the Bob Evans
Farms, Inc. and Affiliates 401K Retirement Plan, as described in this document and as it may be periodically amended.

Plan Year

          "Plan Year" means the 12 months beginning on each January 1 and ending each December 31. The Plan Year shall be the limitation year for purposes of Code Section 415 and
Section 4.04 of the Plan.

Profit Sharing Plan

          "Profit Sharing Plan" means the Bob Evans Farms and
Affiliates Profit Sharing Retirement Plan and Trust and any pre-decessor to such plan as in effect prior to May 1, 1990.

Projected Annual Benefit

          "Projected Annual Benefit" means the annual benefit to which a Participant would be entitled under all Employer spon-sored defined benefit plans, assuming that the Participant continues employment until his normal retirement date, that the Participant's Compensation continues until his normal retirement date at the rate in effect during the current calendar year and that all other factors relevant for determining benefits under the Plan remain constant at the level in effect during the cur-rent calendar year.

Qualified Election

          "Qualified Election" means a waiver of a Qualified Joint and Survivor Annuity. Any waiver of a Qualified Joint and Survivor Annuity shall not be effective unless (a) the Partici-pant's Spouse consents in writing to the election; (b) the election designated a specific Beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent); (c) the Spouse's consent acknowledges the effect of the election; and (d) the Spouse's consent is witnessed by a Plan representative or notary public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowl-edge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 13.11.

Qualified Joint and Survivor Annuity

          "Qualified Joint And Survivor Annuity" means an annuity for the life of the Participant with a survivor annuity for the life of his Spouse which is equal to 50% of the amount of the annuity which is payable during the joint lives of the Partici-pant and his Spouse and which is the amount of benefit which can be purchased with the Participant's nonforfeitable Accounts.

Restaurant Division

          "Restaurant Division" means the operations of the Employer and its Affiliates performed by the Employer's restaurant division, formerly Bob Evans Foods, Inc.

Sausage Division

          "Sausage Division" means the operations of the Employer and its Affiliates performed by the Employer's sausage division, formerly Bob Evans Farms, Inc.

Spouse or Surviving Spouse

          "Spouse" or "Surviving Spouse" means an individual who is legally married to the Participant, provided that an individual who was formerly married to the Participant will be treated as the Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order, as described in Code
Section 414(p).

Trust Agreement

          "Trust Agreement" means the agreement, and any amend-ments made thereto, by and between the Employer and the Trustee for the management, investment and disbursement of funds held in the Trust Fund.

Trust Fund

          "Trust Fund" means the Employer's portion of the fund established pursuant to the terms of the Trust Agreement, which fund may be comprised of one or more Investment Funds.

Trustee

          "Trustee" means the bank, trust company and/or indi-vidual designated by the Employer to hold and invest the Trust Fund and to pay benefits and expenses as authorized by the Committee in accordance with the terms and provisions of the agreement by and between the Employer and such bank, trust company and/or individual.

Valuation Date

          "Valuation Date" means each, March 31, June 30,
September 30 and December 31, or more frequently if determined to be necessary by the Committee.

Year of Service

          "Year of Service" means, for vesting purposes, each Plan Year during which a Participant is a Full-Time Employee of the Employer or an Affiliate. For eligibility purposes, a "Year of Service" means each 12-month period beginning on the Employee's Employment Commencement Date and anniversaries thereof during which he is a Full-Time Employee of the Employer or an Affiliate.


                           ARTICLE II
                          PARTICIPATION

2.01.  Eligibility and Election to Participate

          Each Employee who was a participant in the Plan on December 31, 1993 shall remain a Participant in this Plan on the Effective Date. Any other Employee shall become a Participant in the Plan on the first Entry Date coinciding with or following the date on which he has both completed one Year of Service and attained age 21.

          To be eligible to make Participant deferrals, a Parti-cipant must complete an enrollment form and agree to make contributions to the Plan, authorize the Employer to withhold such contributions from his Compensation and pay the same to the Trustee and designate a Beneficiary. An Employee who declines to make Participant deferrals at the time when he is initially eli-gible shall be a Participant for all other purposes of the Plan and may elect to make Participant deferrals effective as of the first day of any succeeding calendar quarter provided the Employee completes the required form at least 20 days prior to such date.

2.02.  Reemployment

          If a Participant whose employment has terminated is subsequently reemployed, he shall be eligible to participate in the Plan as of the Entry Date coinciding with or following his date of reemployment.

2.03.  Employment After Normal Retirement Age

          A Participant who continues in the employ of the Employer after his Normal Retirement Age shall continue to be a Participant for all purposes of the Plan.

2.04.  Designation of Beneficiary

          (a) Each Participant shall designate a Beneficiary to receive any death benefit payable under the Plan. In the event the Participant dies before a distribution has occurred pursuant to Section 7.01, 7.03 or 7.04, such distribution shall be paid to the Participant's Surviving Spouse.

          If there is no Surviving Spouse, or if the Surviving Spouse consents to forego receipt of the distribution in accord-ance with paragraph (b) below, distribution shall be made to any person, persons or entity designated by the Participant as a Beneficiary hereunder. If more than one Beneficiary is named, the Participant may specify the sequence and/or proportion in which payments must be made to each Beneficiary. In the absence of such specification, payments shall be made in equal shares to all named Beneficiaries. To the extent otherwise consistent with this Plan, a Participant may change his Beneficiary from time to time by written notice delivered to the Committee in the manner prescribed by the Committee. If no Beneficiary has been designa-ted or if no designated Beneficiary is living at the time of the Participant's death, payment of such death benefit, if any, to the extent permitted by law, shall be made to the surviving person or persons in the first of the following classes of suc-cessive preference of Beneficiaries: (i) Surviving Spouse;
(ii) issue, then living, per stirpes; (iii) executors or adminis-trators. Any minor's share shall be paid to such adult or adults as have been appointed legal guardian and have assumed custody and support of such minor. Proof of death satisfactory to the Committee must be furnished prior to the payment of any death benefit under the Plan.

          (b) If the Participant's Beneficiary under the Plan is someone other than the Participant's Spouse, then such desig-nation is subject to the Spouse's consent. Spousal consent shall be valid only if (i) it is made in writing on a form prescribed by the Committee; (ii) the Spouse acknowledges the effect of the consent; and (iii) the consent and acknowledgment are witnessed by a Plan representative or a notary public. If the Participant establishes to the satisfaction of the Committee that such written consent may not be obtained because his Spouse cannot be located, a designation of a Beneficiary other than his Spouse will be deemed to have been made with spousal consent.


                           ARTICLE III
                          CONTRIBUTIONS

3.01.  Contribution of Participant Deferrals

          (a) Each Participant may elect for each Plan Year to defer a portion of his Compensation, not to exceed the lesser of 15% of such Compensation or the maximum amount permitted under
Section 402(g) of the Code, taking into account elective defer-rals made under other qualified cash or deferred arrangements in which the Participant participates, and have such deferred amount contributed by the Employer to his Employee Deferral Account.

          (b) A Participant's election to make Participant deferrals shall be effective as of the first day of the calendar quarter following the filing of such election with the Committee, provided such election is delivered no less than 20 days before it is effective.

          (c) A Participant's Participant deferral percent-age will remain in effect, notwithstanding any change in his Compensation, until he elects to change such percentage. On the first day of any calendar quarter, a Participant may elect to change his deferral percentage, provided such election is delivered to the Committee no less than 20 days before the effective date of such change. A Participant who has elected a deferral percentage for a prior calendar quarter who fails to change such percentage for a subsequent calendar quarter shall be deemed to have kept his prior deferral percentage in affect for such subsequent calendar quarter.

          A Participant may suspend his Participant deferrals at any time during a Plan Year, provided a written request is filed with the Committee no less than 20 days before the effective date of suspension. A Participant who suspends his Participant defer-rals shall be referred to as an Inactive Participant and shall be ineligible to rejoin the Plan until such time as he again elects to resume his Participant deferrals.

          (d) Each Participant who receives a single lump sum cash bonus from the Employer or an Affiliate during the Plan Year and who has not elected to make regular Participant deferrals pursuant to paragraph (a) of this Section 3.01 during such Plan Year may elect for such Plan Year to defer a portion of such bonus, not to exceed the limitations contained in paragraph (a), and have such deferred amount contributed by the Employer to his Employee Deferral Account. Contributions made pursuant to this paragraph shall constitute Participant deferrals for all purposes under the Plan. A Participant's election to defer a portion of his bonus and have such deferral contributed to the Plan shall be effective on the date that such bonus is paid to the Participant, provided the Participant's deferral election is delivered to the Committee no less than five days before it is effective.

          (e) Participant deferrals under this section shall be made by payroll deductions authorized by the Participant and shall be contributed to the Plan by the Employer. Participant deferrals constitute Employer contributions under the Plan and are intended to qualify as elective contributions under Code
Section 401(k). Amounts allocated to a Participant's Employee Deferral Account shall be fully vested in such Participant and nonforfeitable at all times. The salary-deferral arrangement of this Plan and any other plans of the Employer [which include a cash or deferred arrangement under Section 401(k) of the Code and which are considered one plan for purposes of Section 401(a)(4) or Section 401(b) of the Code] shall be treated as one salary-deferral arrangement for purposes of applying the provisions of this Article III.

          (f) In the event a Participant notifies the Committee in writing by any March 1 that, with respect to the previous calendar year, such Participant has made elective Parti-cipant deferrals in excess of the maximum amount permitted under
Section 402(g)(5) of the Code for such calendar year (taking into account for this purpose the aggregate salary deferrals made by the Participant to all qualified cash or deferred arrangements in which he participates), then the Committee shall return to such Participant by the next following April 15 the amount specified in such written notification of his Participant deferral contri-butions to the Plan during the previous calendar year, together with allocable earnings thereon. No notice is required pursuant to this paragraph (f) with respect to excess Participant deferrals which arise solely from deferrals made to this Plan and other plans sponsored by the Employer and its Affiliates.

          (g) Notwithstanding any provision contained herein, to the extent that, during any payroll period, the total payroll deductions elected by a Participant (including any payroll deductions under Sections 401(k) and 125 of the Code) exceed the amount payable to such Participant which is subject to income tax withholding, then no payroll deductions shall be made for such payroll period. Therefore, in such a case, no Participant deferrals shall be made to the Plan on behalf of such Participant for such payroll period.

3.02.  Employer Contributions

          (a) In General. The Employer intends to make annual contributions to the Plan from its current or accumulated profits, if any, in amounts determined in the discretion of its Board of Directors each Plan Year. Employer contributions for a given Plan Year may be in the form of (i) base contributions [as described in paragraph (b) of this section]; (ii) matching con-tributions [as described in paragraph (c) of this section];
(iii) profit sharing contributions [as described in paragraph (d) of this section]; or (iv) any combination of base contributions, matching contributions and profit sharing contributions, as determined by the Board of Directors of the Employer. Employer base contributions made pursuant to paragraph (b) of this
Section 3.02, if any, shall be determined separately for the Owens Division, the Restaurant Division, the Administrative Division, the Hickory Division, the Giles Division and the Sausage Division based upon the current or accumulated profits attributable to the respective division. Total annual Employer contributions shall not exceed the maximum amount deductible for federal income tax purposes. Profits shall be determined in the manner regularly employed by the Employer but before reduction for any taxes on income. The Employer's determination of the amount, if any, of its annual contribution shall be made with respect to each Plan Year by its Board of Directors and such amount shall be paid to the Plan not later than the time pre-scribed by law for filing the Employer's federal income tax return (including extensions) for the Employer's taxable year with respect to which a deduction for the contribution is claimed.

          (b) Base Contributions. Each Plan Year, the Employer may make a base contribution to the Plan on behalf of each Participant. Such contribution, if any, shall be an identi-cal flat dollar contribution on behalf of each Participant in an amount determined in the discretion of the Board of Directors of the Employer. Contributions made pursuant to this paragraph shall be allocated to the Base Contributions Accounts of all Participants who were Full-Time Employees during the Plan Year. Notwithstanding any provision contained herein, for any Plan Year, the base contribution allocated to the Base Contributions Account of any Highly-Compensated Employee may not exceed the smallest base contribution which is allocated to the Base Contributions Account of any Lower-Compensated Employee. Any contributions made pursuant to this paragraph shall be treated, in all respects, in the same manner as Participant deferral contributions. As a result, such contributions shall be nonfor-feitable when made and shall be distributable only in accordance with the distribution restrictions contained in the Plan which are applicable to Participant deferrals. Amounts contributed by the Employer pursuant to this paragraph shall be paid on an annual basis to the Trustee.

          (c) Matching Contributions. Each Plan Year, the Employer may make a matching contribution to the Plan on behalf of each Participant who makes Participant deferrals pursuant to
Section 3.01. The amount of this matching contribution, if any, shall be determined in the discretion of the Board of Directors of the Employer. Contributions made pursuant to this paragraph shall be allocated to the Employer Matching Contributions Account of Participants who both (i) made Participant deferrals during the Plan Year for which such matching contribution is made by the Employer; and (ii) are employed by the Employer or an Affiliate on the last day of such Plan Year. Matching contributions shall be allocated to each eligible Participant in the proportion which the total Participant deferral contributions of such Participant for the Plan Year bears to the total Participant deferral contri-butions of all Participants who are eligible for matching contri-butions for the Plan Year. Any amounts contributed by the Employer pursuant to this paragraph shall be paid on an annual basis to the Trustee.

          (d) Profit Sharing Contributions. Each Plan Year, the Employer may make an additional profit sharing contribution to the Plan on behalf of each Participant. Such contribution, if any, shall be in an amount determined in the discretion of the Board of Directors of the Employer. Contributions made pursuant to this paragraph shall be allocated to the Employer Profit Sharing Contributions Accounts of Participants who both (i) were Full-Time Employees during the Plan Year; and (ii) are employed by the Employer or an Affiliate on the last day of the Plan Year. Profit sharing contributions shall be allocated to each eligible Participant in the proportion which the total Compensation of such Participant for the Plan Year bears to the Compensation of all Participants who are eligible for profit sharing contribu-tions for the Plan Year. Any amounts contributed by the Employer pursuant to this paragraph shall be paid on an annual basis to the Trustee.

3.03.  Limitation of Participant Deferrals

          (a) Notwithstanding Section 3.01, the deferral percentages under Section 3.01 shall be modified as provided in paragraph (c) if the requirements of paragraph (b) are not satisfied.

          (b) An actual deferral percentage shall be deter-mined for each Employee who is eligible to become a Participant. Such percentage shall be the sum of his total Participant defer-rals plus any base contributions made on his behalf pursuant to paragraph (b) of Section 3.02, divided by his Compensation for the period during the Plan Year that the Employee was a Participant. With respect to Employees who are eligible to but make no deferrals under this Plan and who receive no base contri-butions for the year, such actual deferral percentage shall be zero.

          The average of the actual deferral percentages for all eligible Employees who are Highly-Compensated Employees (High Average), when compared to the average of the actual deferral percentages for all eligible Employees who are Lower-Compensated Employees (Low Average), must meet one of the following require-ments:

                   (i)  the High Average is no greater than the
          Low Average times 1.25; or

                  (ii)  the excess of the High Average over the
          Low Average is not greater than 2% and the High Average is no greater than the Low Average times 2.0.

          (c) The Committee shall make a determination as of the last day of the Plan Year regarding the maximum Participant deferral contribution which each Participant who is a Highly-Compensated Employee may elect to defer, and any Participant who elected to defer more than his maximum permissible Participant deferral contribution shall be deemed to have elected to defer the maximum permissible Participant deferral contribution as determined by the Committee. For this purpose, all cash or deferred arrangements under which a Highly-Compensated Employee is eligible to participate shall be treated as a single arrange-ment. If it is determined as of the end of the Plan Year that any amounts withheld by the Employer for such Participant exceed the amounts determined permissible by the Committee or, if the amount of the Participant's Participant deferral contribution would limit the contribution the Employer has determined to make for its corresponding fiscal year, then the excess amount or the portion of the Participant's Participant deferral contribution which would so limit the Employer's contribution, together with interest thereon (if any) for the Plan Year in which the excess amount was contributed, shall be returned by the Employer or the Trustee to the Participant, if possible, within 2 1/2 months after the end of the Plan Year, but in no event later than the last day of the following Plan Year.

          For purposes of this paragraph (c), the amount of excess contributions for a Highly-Compensated Employee will be determined in the following manner. First, the actual deferral ratio (ADR) of the Highly-Compensated Employee with the highest ADR is reduced to the extent necessary to satisfy the actual deferral percentage (ADP) test or cause such ratio to equal the ADR of the Highly-Compensated Employee with the next highest ratio. Second, this process is repeated until the ADP test is satisfied. The amount of excess contributions for a Highly-Compensated Employee is then equal to the total of elective and other contributions taken into account for the ADP test minus the product of the Employee's contribution ratio as determined above and the Employee's Compensation. The Committee shall have the right to limit or reduce the Participant deferral contributions of Participants, as it determines necessary and in any manner it determines, to ensure that the aggregate allocation to the Employee Deferral Accounts of all Participants will not exceed the amount permitted as a deduction by the Employer pursuant to the Code and to ensure that, with respect to any particular Participant, the amount credited to such Participant's Employee Deferral Account for the Plan Year does not exceed the amount permissible under Section 415 of the Code.

          (d) Notwithstanding previous paragraphs in this section, in the case of a Highly-Compensated Employee who is either a 5% owner or one of the ten most Highly-Compensated Employees and is thereby subject to the family aggregation rules of Section 414(q)(6), the actual contribution ratio (ACR) for the family group (which is treated as one Highly-Compensated Employee) is the greater of (i) the ACR determined by combining the contributions and Compensation of all eligible Family Members who are highly compensated without regard to family aggregation; and (ii) the ACR determined by combining the contributions and Compensation of all eligible Family Members. Except to the extent taken into account in the preceding sentence, the contri-butions and Compensation of all Family Members are disregarded in determining the actual contribution percentages for the groups of Highly-Compensated Employees and Lower-Compensated Employees.

          (e) In the case of a Highly-Compensated Employee whose actual deferral ratio (ADR) is determined under the family aggregation rules, described in paragraph (d), the determination of the amount of excess contributions shall be made as follows:

                   (i) If the Highly-Compensated Employee's ADR is determined by combining the contributions and Com-pensation of all Family Members, then the ADR is reduced in accordance with the "leveling" method descri bed in Section 1.401(k)-1(f)(2) of the regulations and the excess contributions for the family unit are allocated among the Family Members in proportion to the contributions of each Family Member that have been combined.

                  (ii) If the Highly-Compensated Employee's ADR is determined by combining the contributions and Com-pensation of only those Family Members who are highly compensated without regard to family aggregation, then the ADR is reduced in accordance with the leveling method but not below the ADR of eligible lower-compensated Family Members. Excess contributions are determined by taking into account the contributions of the eligible Family Members who are highly compensated without regard to family aggregation and are allocated among such Family Members in proportion to their con-tributions. If further reduction of the ADR is required, excess aggregate contributions resulting from this reduction are determined by taking into account the contributions of all eligible Family Members and are allocated among such Family Members in proportion to their contributions.

3.04.  Maximum Matching Contributions for Highly-Compensated
       Employees

          (a)    The contribution percentage for eligible
Highly-Compensated Employees under this Plan shall not exceed the greater of (i) 125% of such percentage for all other eligible
Employees; or (ii) the lesser of 200% of such percentage for all other eligible Employees plus two percentage points.

          (b) For purposes of this section, the contribution percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of (i) the Employer matching contri-butions paid under the Plan on behalf of each such Employee for such Plan Year to (ii) the Employee's compensation [within the meaning of Section 414(s) of the Code] for the period during the Plan Year that the Employee was a Participant.

          (c) Any Employee who is eligible to make a Partici-pant deferral under the Plan shall be considered an "eligible employee" for purposes of this section.

          (d) The Plan shall not be treated as failing to meet the requirements of this section for any Plan Year if, before the close of the following Plan Year, the amount of the excess aggregate contributions for such Plan Year and any income allocable to such contributions is distributed. For this pur-pose, income allocable to excess contributions shall include income for the Plan Year for which the excess aggregate contribu-tions were made to the Plan. Any distribution of the excess aggregate contributions for any Plan Year shall be made to Highly-Compensated Employees on the basis of the respective por-tions of such amounts attributable to each of such Employees.
For purposes of this section, the term "excess aggregate contri-butions" shall mean, with respect to any Plan Year, the excess of
(i) the aggregate amount of the Employer matching contributions actually made on behalf of Highly-Compensated Employees for such Plan Year over (ii) the maximum amount of such contributions per-mitted under the contribution percentage requirement described above (determined by reducing contributions made on behalf of Highly-Compensated Employees in order of their contribution per-centages beginning with the highest of such percentages).

3.05. Combined Alternative Limitation on Participant Deferrals and Employer Matching Contributions

          Notwithstanding any provision of this Article III, if, as of any Plan Year, both the High Average specified in
Section 3.03 (relating to actual deferral percentages) and the contribution percentage for Highly-Compensated Employees specified in Section 3.04 (relating to actual contribution percentages) exceed the Low Average specified in Section 3.03 and the contribution percentage for Lower-Compensated Employees specified in Section 3.04 by more than 25%, the Committee shall apply the aggregate alternative limitation in accordance with
Section 1.401(m)-2 of the Income Tax Regulations. In the event the combined alternative limitation is not satisfied for any given Plan Year, the Employer shall direct the Committee to reduce the High Average of Section 3.03 and/or the contribution percentage for Highly-Compensated Employees of Section 3.04 as permitted by Sections 3.03 and 3.04 hereof to the extent necessary to satisfy the combined alternative limitation.

3.06.  Rollover Contributions

          Subject to such restrictions as the Committee may apply or affirmative refusal by the Committee to accept rollovers, a Participant may contribute to this Plan, as a rollover contribution, a distribution from another qualified pension or profit sharing plan or a distribution from an individual retirement account, which consists solely of a distribution from another qualified pension or profit sharing plan and earnings thereon. Amounts so rolled over shall be credited to, and maintained in, the Participant's Rollover Account. Amounts transferred directly from another qualified pension or profit sharing plan shall be treated hereunder as a rollover contribution. An Employee who has not yet met the age and/or service requirements for participation in the Plan may make a rollover contribution. An Employee who has made a rollover contribution will be treated as a Participant with respect to his Rollover Account.


                           ARTICLE IV
               PARTICIPANT'S ACCOUNTS; ALLOCATIONS

4.01.  Participant's Accounts

          The Committee shall maintain Accounts as follows for each Participant in the Plan:

          (a)    an Employer Profit Sharing Contributions
Account to record:

                   (i)  his account balance under the Profit
          Sharing Plan, as of April 30, 1990;

                  (ii) his share of the Employer profit sharing contributions, allocated under paragraph (d) of
          Section 3.02; and

                 (iii)  his share of the net income, or net
          losses, resulting from the investment of such profit sharing contributions.

          (b) an Employer Matching Contributions Account to record:

                   (i)  his share of the Employer matching con-
          tributions, allocated under paragraph (c) of
          Section 3.02; and

                  (ii)  his share of the net income, or net
          losses, resulting from the investment thereof.

          (c)    an Employee Deferral Account to record:

                   (i) the Participant's Participant deferrals, minus any withdrawals; and

                  (ii)  his share of the net income, or net
          losses, resulting from the investment thereof.

          (d)    a Base Contributions Account to record:

                   (i)  his share of the Employer base contri-
          butions, allocated under paragraph (b) of Section 3.02;
          and

                  (ii)  his share of the net income, or net
          losses, resulting from the investment thereof.

          (e)    a Rollover Account to record:

                   (i) his rollover contributions, if any, made pursuant to Section 3.06; and

                   (ii) his share of net income, or net losses, resulting from the investment thereof.

4.02.  Allocation of Employer Contributions

          Employer base contributions, matching contributions and profit sharing contributions made under Section 3.02 shall be allocated to each Participant in accordance with the provisions of paragraphs (b), (c) and (d) of Section 3.02 which are appli-cable to such base contributions, matching contributions and profit sharing contributions.

4.03.  Allocation of Net Gains or Losses; Crediting of Accounts

          As of each Valuation Date, the fair market value of the Trust Fund shall be determined in accordance with Section 5.04.
The net increase or decrease in such values resulting from the investment of the assets therein and from administrative expenses charged to the Trust Fund, if any, pursuant to Section 8.07 shall be apportioned to each Participant's Base Contributions Account, Rollover Account, Employer Matching Contributions Account and Employer Profit Sharing Contributions Account in proportion to the value thereof as of the last preceding Valuation Date. The net increase or decrease in the value of the Trust Fund resulting from investment of the assets therein and from administrative expenses charged to the Trust Fund, if any, pursuant to Section
8.07 shall be apportioned to each Participant's Employee Deferral Account in the ratio that the sum of the value of such Participant's Employee Deferral Account as of the preceding Valuation Date plus 50% of any Participant deferrals made to such Employee Deferral Account since the preceding Valuation Date bears to the total value of all Participants' Employee Deferral Accounts as of the preceding Valuation Date plus 50% of all Participant deferrals made to the Plan since the preceding Valuation Date.

4.04.  Limitation of Annual Additions

          (a)    Basic Limitation.  Notwithstanding
Sections 3.01 and 3.03 and subject to the provisions of paragraphs (b) and (c) below, Annual Additions to each Participant's Account shall not exceed the lesser of (i) $30,000 or such larger amount as may be determined by the Secretary of the Treasury for Limitation Years ending on or after January 1, 1988; or (ii) 25% of the Participant's compensation for the Limitation Year.

          For purposes of this Section 4.04, "compensation" shall mean compensation as defined in Treasury Regulation Section 1.415-2(d) and shall include wages, salaries, fees for professional services, percentage of profits, earned income in the case of a self-employed Participant, disability payments, paid or reimbursed moving expenses to the extent not deductible by the Participant, medical reimbursement items and the value of a non-qualified stock option to the extent includable in an Employee's gross income upon making the election under Code
Section 83(b). Specifically excluded are salary deferral contributions, contributions to the distributions from most deferred compensation plans, amounts realized from the sale of a non-qualified stock option plan or from the sale, exchange or other disposition of stock acquired under a qualified stock option plan and most amounts which receive special tax benefits.

          (b) Participation in Other Defined Contribution Plan. The limitation of this Section 4.04 with respect to any Participant who at any time has participated in any other quali-fied defined contribution plan [as defined in Section 3(34) of ERISA and Code Section 414(i)] maintained by the Employer will apply as if the total contributions allocated under all such defined contribution plans in which the Participant has partici-pated were allocated under one plan.

          (c) Participation in this Plan and Defined Benefit Plan. If a Participant has been a Participant in a qualified defined benefit plan [as defined in Section 3(35) of ERISA and Code Section 414(j)] maintained by the Employer, the sum of the Participant's defined benefit plan fraction and defined contribu-tion plan fraction for any year shall not exceed one.

          The defined benefit plan fraction is a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefit under all defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of (i) 1.25 times the dollar limitation of Code Section 415(b)(1)(A) in effect for the limitation year; or
(ii) 1.4 times the Participant's average annual earnings for the three consecutive years that produce the highest average.

          The defined contribution plan fraction is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Accounts under all defined contribution plans main-tained by the Employer (whether or not terminated) for the current and all prior years, and the denominator of which is the sum of the lesser of the following amounts determined for such years and for each prior Year of Service with the Employer:
(i) 1.25 times the dollar limitation in effect under Code
Section 415(c)(1)(A) for such year; or (ii) 1.4 times the amount which may be taken into account under Code Section 415(c)(1)(B).

          For any years in which the Plan is "top heavy" as defined in Section 12.02, "1.0" shall be substituted for "1.25" in the preceding two paragraphs.

          As to each Participant, if, in any limitation year, the sum of the defined benefit plan fraction and the defined contri-bution plan fraction exceeds 1.0, the rate of benefit accruals under this Plan will be reduced so that the sum of the fractions equals 1.0.

          (d) Adjustments. If the limitation described in this Section 4.04 is effective in limiting the amount to be allo-cated to the Accounts of a Participant for a Plan Year, the annual contributions hereunder will be reduced as necessary to bring them within the limitation, as follows:

                   (i)  first, amounts attributable to the
          Participant's deferrals will be reduced. Such amounts will be returned to the Participant as cash Compensa-tion and will be subject to all federal, state, municipal and/or county taxes and other deductions which would apply to cash Compensation;

                  (ii) second, the Employer matching contribu-tion allocated to the Participant's Employer Matching Contributions Account will be reduced. The amount of the reduction will be credited to an unallocated Employer Matching Contributions Account and will reduce current or future Employer matching contributions; and

                 (iii) third, the Employer profit sharing con-tribution allocated to the Participant's Employer Profit Sharing Contributions Account will be reduced. The amount of the reduction will be credited to an unallocated Employer Profit Sharing Contributions Account and will reduce current or future Employer profit sharing contributions.

          (e) Members of Controlled Group. The determination of the limitation on Annual Additions described in this
Section 4.04 will be made considering the Employees of all members of a controlled group of corporations or commonly controlled trades or businesses [as defined in Code
Sections 414(b) and (c) as modified by Code Section 415(h)] or affiliated service groups [as defined in Code Section 414(m)] of which the Employer is a part as employed by a single employer. Such determination will be made assuming the phrase "more than 50%" is substituted for the phrase "at least 80%" each place it appears in Code Section 1563(a)(1).

4.05.  Limitation of Reversion of Contributions

          Except as provided in paragraphs (a) through (c) below, Employer contributions made under the Plan shall be held for the exclusive benefit of Participants and their Beneficiaries and may not revert to the Employer.

          (a) In the case of a contribution which is made by the Employer by a mistake of fact, such contribution may be returned to the Employer within one year after it is contributed to the Plan.

          (b) In the case of a contribution conditioned on the Plan's qualification under Code Section 401(a), if the Plan fails to qualify initially or fails to qualify as a result of an amendment, such contribution may be returned to the Employer within one year after the date that the Plan's qualification is denied.

          (c) In the case of a contribution conditioned upon its deductibility under Code Section 404, to the extent the deduction is disallowed, the amount disallowed may be returned to the Employer within one year after the disallowance.


                            ARTICLE V
       INVESTMENT OF CONTRIBUTIONS AND VALUATION OF FUNDS

5.01.  Investment Funds

          Each Participant will have his Employer Matching Con-tributions Account, his Rollover Account, his Employer Profit Sharing Contributions Account, his Employee Deferral Account and his Base Contributions Account invested in the Trust Fund.

5.02.  Investment Fund Options

          The Committee shall establish and maintain one or more Investment Funds for the investment of Participant contributions under the Plan. Each sum credited to a Participant's Employee Deferral Account and Rollover Account shall be invested in such Investment Funds by the Trustee pursuant to directions received by the Committee from the Participant. Rules and regulations relating to Participant investment directions, including, but not limited to, the frequency with which such directions may be given and the minimum percentage of a Participant's Account that may be invested in a particular Investment Fund, shall be determined, from time to time, by the Committee.

5.03.  Investment of Employer Contributions

          Amounts credited to the Employer Matching Contributions Account, the Employer Profit Sharing Contributions Account and the Base Contributions Account of all Participants shall be invested by the Trustee in accordance with the provisions of the Trust Agreement.

5.04.  Valuation of Trust Fund

          As of each Valuation Date, the Trustee shall determine the current market value of the net assets of the Trust Fund, including the current market value of each Investment Fund established by the Committee pursuant to Section 5.02.


                           ARTICLE VI
                   WITHDRAWALS WHILE EMPLOYED

6.01.  Withdrawal of Employee Deferral Accounts

          Except as provided in Section 3.01(f) and Section 3.03, the balance to the credit of a Participant in his Employee Defer-ral Account and his Base Contributions Account shall not be distributable until the Participant's retirement, death, disabil-ity, separation from service with the Employer, termination of the Plan (provided a total distribution is made and the Employer does not establish a successor plan), the date of the sale by the Employer of all of its assets (provided the affected Participant continues in the employ of the corporation acquiring such assets) or the date of the sale by the Employer of its interest in a subsidiary (provided the affected Participant continues in the employ of the subsidiary), except for any withdrawal distribu-tions for hardship, if permitted under Section 6.02 of the Plan. No portion of a Participant's Employee Deferral Account or Base Contributions Account shall be distributable merely by reason of the completion of a stated period of participation or the lapse of a fixed number of years.

6.02.  Hardship Withdrawals

          Upon 30 days' written notice to the Committee and sub-ject to Committee approval, a Participant may withdraw all or a portion of his Employee Deferral Account (less income allocated to Participant deferrals after December 31, 1988) as of the Valuation Date immediately preceding his withdrawal request to the extent necessary to meet a financial hardship. The amount of any withdrawal under this section due to financial hardship shall not be less than $100 nor in excess of the amount necessary to meet such financial hardship, plus amounts necessary to pay reasonably anticipated taxes and penalties on the hardship distribution. A Participant will not be permitted to withdraw any portion of his Base Contributions Account due to financial hardship. For purposes of the Plan, a financial hardship shall include the need for money for:

          (a) expenses for or necessary to obtain medical care described in Section 213(d) of the Code for the Participant or the Participant's Spouse or dependents;

          (b)    costs directly related to the purchase
(excluding mortgage payments) of a principal residence of the Participant;

          (c) the payment of tuition and related educational fees for the next 12 months of post secondary education for the Participant or the Participant's Spouse, children or dependents;

          (d)    the prevention of the eviction of the
Participant from his principal residence or the foreclosure on the mortgage of the Participant's principal residence; or

          (e) any other reason added to the list of deemed immediate and heavy financial needs by the Commissioner of the Internal Revenue Service.

          An application for withdrawal pursuant to this section may only be approved by the Committee if a Participant either
(a) certifies that his financial need cannot be met by insurance, reasonable liquidation of assets (not itself creating a hard-ship), cessation of Participant deferrals, by other distributions or nontaxable loans from plans maintained by the Employer or by borrowing from commercial sources on reasonable commercial terms; or (b) elects to (i) suspend his Participant deferrals to this Plan and all other plans maintained by the Employer for a period of 12 months following his receipt of a hardship distribution pursuant to this section; and (ii) have his Participant deferrals to this Plan for his taxable year immediately following the tax-able year of the hardship distribution limited to the applicable limit on Participant deferrals under Section 402(g) of the Code minus his Participant deferrals for the taxable year of the hard-ship distribution.

6.03.  Amount and Payment of Withdrawals

          All withdrawals under Article VI shall be effective as of the Valuation Date immediately preceding the date the Commit-tee receives a timely withdrawal request from the Participant.
The amount of such withdrawal shall be taken from the Participant's Account as of such Valuation Date and paid to the Participant, Subject to the provisions of Section 7.05, in a single lump sum as soon as administratively possible.


                           ARTICLE VII
               AMOUNT AND DISTRIBUTION OF BENEFITS

7.01.  Retirement Benefits

          (a) Normal Retirement. The retirement benefit payable under the Plan in the case of a Participant whose employ-ment with the Employer is terminated on or after his Normal Retirement Age shall be 100% of his Accounts on the Valuation Date following his termination of employment.

          (b) Early Retirement. Any Participant who attains age 55 and has completed seven Years of Service with the Employer or an Affiliate is eligible for early retirement under the Plan. The retirement benefit payable under the Plan in the case of a Participant who is eligible for early retirement shall be 100% of his Accounts on the Valuation Date following his early retirement.

7.02.  Death Benefits

          The death benefit payable to a Beneficiary under the Plan in the case of a Participant whose employment with the Employer is terminated due to his death shall be 100% of his Accounts on the Valuation Date following the Participant's death.

7.03.  Disability Benefits

          The disability benefit payable under the Plan in the case of a Participant who becomes totally and permanently dis-abled shall be 100% of his Accounts on the Valuation Date following the date of his total and permanent disability. A Participant shall be deemed totally and permanently disabled on the date that it is established by a licensed physician selected by the Committee that he is not able to engage in any substantial gainful activity because of a medically determinable physical or mental impairment expected to result in death or to be of long, continued and indefinite duration. The determination of whether a Participant is totally and permanently disabled shall be made by the Committee in accordance with uniform principles which are consistently applied to all Participants.

7.04.  Benefits Upon Termination of Employment

          (a) The benefit payable under the Plan in the case of a Participant whose employment with the Employer is terminated for any reason other than retirement, death or disability shall be 100% of his Employee Deferral Account, 100% of his Base Con-tributions Account, 100% of his Rollover Account and the percentage of his Employer Matching Contributions Account and Employer Profit Sharing Contributions Account to which he is entitled pursuant to the vesting schedule contained in paragraph
(b) of this Section 7.04 based upon such Participant's Years of Service with the Employer or an Affiliate at the time of his termination of employment. The Participant shall be entitled to the percentages of his Accounts, as described in the preceding sentence, as of the next Valuation Date following his termination of employment.

          (b)    Effective for Plan Year's beginning after
December 31, 1988, amounts credited to a Participant's Employer
Matching Contributions Account and Employer Profit Sharing
Contributions Account shall become vested in such Participant and nonforfeitable in accordance with the following table:

          YEARS OF SERVICE           VESTED PERCENTAGE

                 1                           0
                 2                           0
                 3                          20
                 4                          40
                 5                          60
                 6                          80
                 7                         100

Notwithstanding the previous sentence, a Participant shall be fully vested in his Employer Matching Contributions Account and his Employer Profit Sharing Contributions Account at his Normal Retirement Age, on the date of his death or on the date of his total and permanent disability. Further, any Participant who, on May 1, 1990 was credited with either one or two Years of Service shall remain vested in the percentage of his Employer Profit Sharing Contributions Account, as determined under the vesting schedule contained in the Profit Sharing Plan as of April 30, 1990.

          (c) If an Employee whose employment has terminated is subsequently reemployed and he has incurred five or more consecutive Breaks in Service, all Years of Service after such Breaks in Service will be disregarded for the purpose of deter-mining whether his Employer Matching Contributions Account and his Employer Profit Sharing Contributions Account that accrued before such Breaks in Service are nonforfeitable. Such a Parti-cipant's service prior to such Breaks in Service will count in determining whether Employer contributions allocated to his Employer Matching Contributions Account and his Employer Profit Sharing Contributions Account after such Breaks in Service are nonforfeitable only if he had any nonforfeitable interest in his Employer Matching Contributions Account and his Employer Profit Sharing Contributions Account at the time of his separation from service.

          If an Employee whose employment has terminated is subsequently reemployed and he has not incurred five or more consecutive Breaks in Service, both his service prior to such Breaks in Service and his service after such Breaks in Service will count in determining whether Employer contributions allo-cated to his Employer Matching Contributions Account and his Employer Profit Sharing Contributions Account both before and after such Breaks in Service are nonforfeitable.

          Notwithstanding any provision in this paragraph, if a Participant receives a distribution of his vested Account balance upon his termination of employment, upon such Participant's reemployment with the Employer, his pre-break Years of Service shall be disregarded for determining whether his Account is nonforfeitable, unless such Participant repays the distribution to the Plan within the time period prescribed in Section 7.06(b).

7.05.  Distribution of Benefits

          (a) At the time a Participant becomes entitled to receive a distribution under the Plan, the Trustee, acting in accordance with the written instructions of the Committee, shall either make payment from the Trust Fund to such individual or individuals (i) in the automatic form of payment described in paragraph (b) which is applicable to such Participant; or (ii) in one of the optional forms of payment elected by such Participant pursuant to paragraph (c). In the event that a Beneficiary of a deceased Participant is entitled to a death benefit under the Plan, such death benefit shall be payable to the Beneficiary in one of the optional forms of payment, to be elected by the Beneficiary, provided under paragraph (c).

          (b) Unless an optional form of payment is selected by the Participant under paragraph (c) pursuant to a Qualified Election within the 90-day period ending on the Annuity Starting Date, the benefit of a married Participant shall be paid in the form of a Qualified Joint and Survivor Annuity. Unless an optional form of payment is elected by the Participant under paragraph (c) within the 90-day period ending on the Annuity Starting Date, the benefit of an unmarried Participant shall be paid in the form of an annuity for his life.

          (c) A Participant may elect, on forms provided by the Committee, to receive his benefit under the Plan in any of the following payment forms:

                   (i)  a single lump sum payment;

                  (ii) equal monthly, quarterly, semiannual or annual installments, provided such installment payments comply with the provisions of paragraph (d) and are not paid over a period of time which exceeds ten years; or

                 (iii) an annuity contract from a legal reserve life insurance company authorized to do business, as selected by the Participant or, in the absence of such Participant selection, by the Committee.

          (d) If a Participant's Accounts are to be distrib-uted in other than an immediate lump sum, minimum periodic payments under the Plan must be paid over one of the following periods (or a combination thereof):

                   (i)  the life of the Participant;

                  (ii) the life of the Participant and a desig-nated Beneficiary;

                 (iii)  a period certain not extending beyond
          the life expectancy of the Participant; or

                  (iv)  a period certain not extending beyond
          the joint and last survivor expectancy of the Participant and a designated Beneficiary.

          If the Participant's Accounts are to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the total amount of the Participant's Accounts by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and designated Beneficiary. If the Participant's Spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

          If the distribution of the Participant's Accounts has begun and he dies before such Accounts have been distributed to him, the remaining portion of such Accounts will be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

          Subject to the succeeding paragraph, if the Participant dies before his distribution has begun, his Accounts shall be distributed within five years of his death unless (i) a portion of such Accounts is payable to or on behalf of a designated Bene-ficiary; (ii) such portion will be distributed over the life of such designated Beneficiary; and (iii) such distribution begins not later than one year after the date of the Participant's death (or such date as prescribed by the Secretary of Treasury).

          Notwithstanding the preceding paragraph, if the desig-nated Beneficiary is the Participant's Surviving Spouse, the date by which the distribution must commence under (iii) in the pre-ceding paragraph shall be the date the Participant would have attained age 70 1/2. If the Surviving Spouse dies before distri-bution to said Spouse begins, this section shall apply as if the Surviving Spouse were the Participant. Life expectancy of a Surviving Spouse may be recalculated annually; however, in the case of any other designated Beneficiary, such life expectancy will be calculated at the time that payment first commences with-out further calculations. In addition, any amount paid to a child of the Participant will be treated as if it had been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority.

7.06.  Timing of Distributions

          (a)    Distributions under the Plan pursuant to this
Article VII will begin as soon as practicable, but, unless other-wise elected by the Participant, not later than 60 days following the end of the Plan Year in which the Participant attains his Normal Retirement Age, celebrates his tenth anniversary of participation in the Plan or terminates employment, whichever is latest. Effective for Plan Years beginning after December 31, 1988, in no event will the entire interest of a Participant be distributed, or commence to be distributed, later than April 1 following the year in which the Participant attains age 70 1/2.

          (b) Notwithstanding the previous paragraph, if a Participant terminates service and the value of his nonforfeit-able Accounts does not exceed (or at the time of any prior distribution did not exceed) $3,500, the Participant shall receive a distribution of the value of the entire nonforfeitable portion of such Accounts as soon as administratively feasible following his termination of service; and the remainder of such Accounts will be treated as a Forfeiture. If a Participant terminates service and the value of his nonforfeitable Accounts exceed (or at the time of any prior distribution exceeded) $3,500, the Participant may elect, with the written consent of his Spouse, if any, to receive a distribution of the value of his entire nonforfeitable Accounts as soon as administratively feasible following his termination of service; and the remainder of such Accounts will be treated as a Forfeiture. For purposes of this paragraph, if the value of a Participant's nonforfeitable Accounts is zero, the Participant shall be deemed to have received a distribution of such nonforfeitable Accounts.

          If a Participant receives a distribution pursuant to this paragraph (b) which is less than the value of his Employer Matching Contributions Account and his Employer Profit Sharing Contributions Account and resumes employment covered under this Plan, the Participant's Accounts will be restored to the amount on the date of distribution if he repays to the Plan the full amount of his distribution before the earlier of (i) five years after the first date on which the Participant is subsequently reemployed by the Employer; or (ii) before he incurs five consecutive Breaks in Service following the date of distribution.

7.07.  Eligible Rollover Distributions

          (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under the Plan, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution made on or after January 1, 1993 paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          (b) The following definitions will apply for purposes of this section:

                   (i)  Eligible rollover distribution:  An
          eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary; (B) any distribution that is for a specified period of ten years or more; (C) any distribution to the extent such distribution is required under Code Section 401(a)(9); and (D) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (ii)  Eligible retirement plan:  An eligible
          retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) or a qualified trust described in Code Section 401(a) that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the Surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                 (iii) Distributee: A distributee includes an Employee or former Employee. In addition, the Spouse or Surviving Spouse of an Employee or former Employee is a distributee with regard to the interest of the Spouse or Surviving Spouse.

                  (iv) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.


                          ARTICLE VIII
                     DEFERRAL PLAN COMMITTEE

8.01.  Appointment of Committee

          A Deferral Plan Committee consisting of not less than three members shall be appointed by the Board of Directors of the Employer to administer the Plan. Vacancies in the Committee, which result from death, resignation or otherwise, shall be filled from time to time by appointment of a new Committee member by the Employer; and any member of the Committee may be removed at any time at the discretion of the Employer.

8.02.  Powers and Duties

          (a) The Committee shall, in its discretion, have full power to administer the Plan and to construe and apply all of its provisions on behalf of the Employer. The Employer shall be the Named Fiduciary within the meaning of Section 402(a) of ERISA for purposes of Plan administration. The Committee may delegate to any other person or organizations any of its powers and duties with respect to the operation of this Plan. The Committee's powers and duties, unless properly delegated, shall include, but shall not be limited to:

                   (i) deciding questions relating to eligibil-ity, continuity of service and amount of benefits;

                  (ii)  deciding disputes which may arise with
          regard to the rights of Employees, Participants and their legal representatives or Beneficiaries under the terms of the Plan. Such decisions by the Committee shall be deemed final in each case;

                 (iii)  obtaining such information from the
          Employer with respect to its Employees as shall be necessary to determine the rights and benefits of such Employees under the Plan. The Committee may rely con-clusively upon such information furnished by the Employer;

                  (iv)  compiling and maintaining all records
          necessary for the Plan;

                   (v)  furnishing the Employer, upon request,
          such reports with respect to the administration of the Plan as are reasonable and appropriate;

                  (vi)  authorizing the Trustee to make payment
          of all benefits as they become payable under the Plan;

                 (vii)  engaging such legal, administrative,
          actuarial, investment, accounting, consulting and other professional services as the Committee deems proper;

                (viii)  adopting rules and regulations for the
          administration of the Plan not inconsistent with the Plan;

                  (ix)  doing and performing such other actions
          as may be provided for in other parts of this Plan.

          (b) The Committee shall determine whether domestic relations orders represent "qualified domestic relations orders" as that term is defined in Code Section 414(p) or a successor provision. If the Committee determines the order is a qualified domestic relations order, it shall direct the manner and time of distribution pursuant to the order. Prior to such determina-tion, the Committee shall promptly notify the Participant affected with respect to the order and any payee under the order of the receipt of the order. The Committee shall send such notices to the address set forth in the order, or if the address is not set forth therein, to the last known address. Such notice shall state that the Committee is in the process of determining whether the order is a qualified domestic relations order and such notice shall also permit a reasonable period under the circumstances for comment with respect to such determination. During such period, the Committee shall cause the amounts other-wise payable under the order to be segregated in a separate account. After the determination is made, the Committee shall notify the Participant and any payee under the order of such determination. Any payee may designate a representative for receipt of copies of notices sent to the payee with respect to the order.

8.03.  Actions by the Committee

          The Committee may act at a meeting, or in writing without a meeting, by the vote or assent of a majority of its members. The Committee shall appoint one of its members to act as a secretary to record all action taken by it. The Committee shall have authority to designate in writing one or more of its members as the person(s) authorized to execute papers and perform other ministerial duties on behalf of the Committee.

8.04.  Interested Committee Members

          No member of the Committee shall participate in any action of the Committee on a matter in which such member has a specialized individual interest as a Participant in the Plan. Such matters shall be determined by a majority of the remainder of the Committee.

8.05.  Indemnification

          The Employer shall indemnify and hold harmless any person who is or was a member of the Committee or any person who is or was an employee who performs or performed services with respect to the Plan against all liabilities and all reasonable expenses (including, without limitation, counsel fees and amounts paid in settlement other than to the Employer) incurred or paid in connection with any threatened or pending action, suit or pro-ceeding to which such person (or his executor, administrator or other legal representative) may be made a party or in which such person may otherwise be involved by reason of the fact that he serves or has served as a member of the Committee or otherwise performs or has performed services with respect to the Plan; provided that (a) if such action, suit or proceeding shall be prosecuted against such person (or his executor, administrator or other legal representative) to final determination on the merits or otherwise, it shall not be finally adjudged in such action, suit or proceeding that such person is liable for gross negli-gence or willful misconduct in the performance of his duty to the Employer or the Plan in relation to the matter or matters in respect of which indemnification is claimed; or (b) if such action, suit or proceeding shall be settled or otherwise termi-nated as against such person (or his executor, administrator or other legal representative) without a final determination, it shall be determined that such person was not guilty of gross negligence or willful misconduct in the performance of his duty to the Employer or the Plan in relation to the matter or matters in respect of which indemnification is claimed, such determina-tion to be made by a majority of the members of the Board of Directors of the Employer or by independent counsel to whom the question may be referred by the Board of Directors.

          The Employer's obligations under this section may be satisfied through the purchase of a policy or policies of insur-ance providing equivalent protection.

8.06.  Conclusiveness of Action

          Any action on matters within the discretion of the Committee shall be conclusive, final and binding upon all Parti-cipants of the Plan and upon all persons claiming any rights hereunder including Beneficiaries.

8.07.  Payment of Expenses

          The members of the Committee shall serve without com-pensation for services as such. Notwithstanding the preceding sentence, the Trust Fund shall reimburse the Committee and its members for all necessary and proper expenses incurred in carry-ing out their duties under the Plan. The compensation or fees of accountants, counsel and other specialists may be paid directly by the Employer or by the Trust Fund; and any other costs of administering the Plan or Trust may be charged to the Trust; and, at the discretion of the Employer, such costs may be reimbursed by the Employer.

8.08.  Claims Procedure

          (a) A Participant or Beneficiary or the Employer acting on behalf of such Participant or Beneficiary shall notify the Committee of a claim for benefits under the Plan. Such request shall be in writing to the Committee and shall set forth the basis of such claim and shall authorize the Committee to conduct such examinations as may be necessary for the Committee to determine, in its discretion, the validity of the claim and to take such steps as may be necessary to facilitate the payment of benefits to which the Participant or Beneficiary may be entitled under the terms of the Plan.

          A decision by the Committee shall be made promptly and not later than 90 days after the Committee's receipt of the claim of benefits under the Plan, unless special circumstances require an extension of the time for processing; in which case, a deci-sion shall be rendered as soon as possible, but not later than 180 days after the initial receipt of the claim for benefits.

          (b) Whenever a claim for benefits by any Partici-pant or Beneficiary has been denied by the Committee, a written notice prepared in a manner calculated to be understood by the Participant or Beneficiary must be provided setting forth

                   (i)  the specific reasons for the denial;

                  (ii)  the specific reference to the pertinent
          Plan provisions on which the denial is based;

                 (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (iv)  an explanation of the Plan's claim
          review procedure.

          (c) Upon denial of his claim by the Committee, a Participant or Beneficiary

                   (i)  may request a review by a named
          fiduciary, other than the Committee, upon written application to the Plan;

                  (ii)  may review pertinent Plan documents; and

                 (iii)  may submit issues and comments in
          writing to a named fiduciary.

          A Participant or Beneficiary shall have 60 days after receipt by the claimant of written notification of a denial of a claim to request a review of a denied claim.

          A decision by a named fiduciary shall be made promptly and not later than 60 days after the named fiduciary's receipt of a request for review, unless special circumstances require an extension of the time for processing; in which case, a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. The decision on review by a named fiduciary shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.


                           ARTICLE IX
                      AMENDMENT TO THE PLAN

9.01.  Right to Amend

          The Employer shall have the right at any time, by an instrument in writing, to modify, alter or amend this Plan in whole or in part; provided, however, that no such amendment shall in any way affect the vested rights of the Participants under this Plan. If an amendment changes the vested rights provided in this Plan, effective for Plan Years beginning after December 31, 1988, each Participant having not less than three Years of Service may elect, during the period beginning when the amendment is adopted and ending no earlier than the latest of (a) 60 days after the amendment's adoption; (b) 60 days after the amendment's effective date; or (c) 60 days after the Participant is issued a written notice of the amendment, to have his vested rights com-puted without regard to such amendment. No amendment shall be made to this Plan which shall attempt to transfer any part of the corpus or income of the Trust to purposes other than the exclu-sive benefit of Participants and their Beneficiaries. No amend-ment to the Plan shall eliminate or reduce an early retirement benefit or eliminate an optional form of distribution.

9.02.  Amendment Procedure

          The Board of Directors of the Employer, an executive committee of the Board of Directors, or other committee of the Board of Directors or any executive officer to which or whom the Board of Directors delegates discretionary authority with respect to the Plan, may exercise the Employer's right to amend or terminate the Plan.


                            ARTICLE X
                     TERMINATION OF THE PLAN

10.01.  Right to Terminate

          The Employer shall have the right to terminate the Plan in whole or in part at any time. In the event of a termination, partial termination or complete discontinuation of contributions, each affected Participant shall be 100% vested in the value of all his Accounts. Upon termination of the Plan, the Committee shall make payment of each Participant's Account in the automatic method of payment applicable to such Participant under Section 7.05. Notwithstanding the previous sentence, (a) the Account of a married Participant may be paid in a single lump sum payment pursuant to his election and the written consent of his Spouse pursuant to a Qualified Election; and (b) the Account of an unmarried Participant may be paid in a single lump sum payment pursuant to his election.

10.02.  Plan Merger and Consolidation

          If the Plan is merged or consolidated with any other plan, or if the assets or liabilities of the Plan are transferred to any other plan, each Participant shall be entitled to a distribution immediately after such merger, consolidation or transfer (determined as if such plan then terminated) at least equal to the distribution to which he would have been entitled had the Plan terminated immediately prior to such merger, con-solidation or transfer.

10.03.  Successor Employer

          In the event of the dissolution, merger, consolidation or reorganization of the Employer, provision may be made by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the terms and provisions of this Trust Agreement upon the filing in writing of its election to do so with the Trustee and acceptance by the Trustee, and providing such successor meets the requirements of the Code. The substitution of the successor shall constitute an assumption of Plan liabilities by the succes-sor; and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.


                           ARTICLE XI
                      TRUST AND THE TRUSTEE

11.01.  Employer to Select Trustee

          The Employer shall select a Trustee to hold and invest the Trust Fund in accordance with the terms of a Trust Agree-ment. The Trustee shall be a bank or trust company incorporated under the laws of the United States or of any state and qualified to operate as a trustee or a combination of such entities or an individual. The Employer may, from time to time, change the Trustee then serving under the Trust Agreement to another Trustee or elect to terminate the Trust and hold the Plan assets in any other method acceptable under ERISA.

          The Trustee shall invest, manage, acquire and dispose of the Plan's assets. However, the Employer may, in its sole discretion, retain an investment manager [as defined in
Section 3(38) of ERISA] to direct the manner in which some or all of the Plan's assets are invested, managed, acquired or disposed of by the Trustee. The Trustee shall be the Named Fiduciary within the meaning of ERISA with respect to the investment, management and control of the Trust Fund, unless such duties are delegated to an investment manager or otherwise delegated under the terms of the Trust Agreement. The Trust Agreement may include provision for participation in a joint or associated Trust Fund or pooled separate account for the purpose of pooling investment experience.

                           ARTICLE XII
                    TOP HEAVY PLAN PROVISIONS

12.01.  Definitions

          If the Plan is or becomes top heavy in any Plan Year, the provisions of this Article XII will supersede any conflicting provisions in the Plan. The following definitions and rules are necessary to comply with related federal tax requirements:

          (a) Key Employee: Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was (i) an officer of the Employer if such individual's annual compensation exceeds 50% of the dollar limitation under Code Section 415(b)(1)(A); (ii) an owner (or considered an owner under Code Section 318) of one of the ten largest interests in the Employer if such individual's annual compensation exceeds the dollar limitation under Code
Section 415(c)(1)(A); (iii) a 5% owner of the Employer; or (iv) a 1% owner of the Employer who has annual compensation of more than $150,000. For purposes of this section, annual compensation means compensation as defined in Code Section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Code Section 125, 402(a)(8), 402(h) or 403(b). The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder.

          (b) Non-Key Employee: Any Employee or former Employee of the Employer who is not a Key Employee. The Bene-ficiary of a Non-Key Employee will be treated as a Non-Key Employee, and the Beneficiary of a former Non-Key Employee will be treated as a former Non-Key Employee.

          (c) Determination Date: For any Plan Year subse-quent to the first Plan Year, the last day of the preceding Plan
Year.  For the first Plan Year, the last day of such Plan Year.

          (d) Permissive Aggregation Group: The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

          (e) Required Aggregation Group: (i) Each qualified plan of the Employer in which at least one Key Employee partici-pates or participated at any time during the determination period (regardless of whether the Plan has terminated); and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Code
Sections 401(a)(4) or 410.

          (f) Top-Heavy Plan: The Plan, if it meets the requirements of Section 12.02.

12.02.  Top Heavy Status

          This Plan, and any other plans aggregated with it, will become top heavy pursuant to this Section 12.02, as of the Deter-mination Date, if the present value of accrued benefits for Key Employees is more than 60% (90% in the case of "super top heavy") of the sum of the present value of accrued benefits of all Employees, excluding former Key Employees. In the case of more than one plan which is to be aggregated, the present value of the accrued benefits (including distributions for Key Employees and all Employees) is first determined separately for each plan as of each plan's determination date. The plans then will be aggre-gated by adding the results of each plan as of the determination dates for such plans that fall within the same calendar year.
The combined results will indicate whether the plans are top heavy. For purposes of any plan that is aggregated with this Plan, such computations shall be made, for such plan, by using the interest rate and mortality assumptions contained in such plan.

          The account balances and accrued benefits of a Partici-pant who has not performed services for the Employer maintaining the Plan during the five-year period ending on the Determination
Date will be disregarded.

          The present value of accrued benefits as of the Deter-mination Date for any individual is the sum of (a) the Account balance as of the most recent Valuation Date occurring within a 12-month period ending on the Determination Date; (b) an adjust-ment for contributions due as of the Determination Date; and
(c) the aggregate distributions made with respect to such indi-vidual under the Plan during the five-year period ending on the Determination Date. For a profit sharing plan, the adjustment in
(b) is generally the amount of contributions actually made after the Valuation Date but on or before the Determination Date.

          In determining whether the Plan is top heavy, it must be aggregated with each plan included in the Required Aggregation
Group. In addition, the Employer may aggregate plans included in the Permissive Aggregation Group.

12.03.  Minimum Contributions

          For each Plan Year in which the Plan is top heavy, each Participant who is a Non-Key Employee (including those Participants who did not complete 1,000 Hours of Service in the Plan Year) must receive an annual allocation of contributions and Forfeitures (disregarding Social Security benefits) equal to at least 3% of his Compensation; provided that, if the largest percentage of Compensation allocated to a Key Employee for a Plan Year is less than 3%, that largest percentage will be substituted for 3%. For any year in which the Employer maintains a defined benefit plan in addition to this Plan, the requirements of this paragraph will be satisfied by providing each Non-Key Employee with the 2% minimum annual benefit provided under the top heavy provisions of the defined benefit plan. For any year in which the Employer maintains another defined contribution plan in addi-tion to this Plan, the minimum benefit described in this para-graph shall be provided by such other defined contribution plan.

12.04.  Top Heavy Vesting

          For each Plan Year in which the Plan is top heavy, the following vesting schedule shall apply to amounts credited to a Participant's Employer Matching Contributions Account and
Employer Profit Sharing Contributions Account:

                                              NONFORFEITABLE
          YEARS OF SERVICE                      PERCENTAGE

            Less than 2                              0
                 2                                  20
                 3                                  40
                 4                                  60
                 5                                  80
             6 or more                             100

Under no circumstances, however, will a Participant's vested interest be decreased as a result of the Plan becoming top heavy.

          If at any time after becoming top heavy the Plan should cease to be top heavy, the vesting schedule contained in
Section 7.04 shall again be applicable. However, any portion of a Participant's Employer Contributions Account that was nonforfeitable before the Plan ceased to be top heavy shall remain nonforfeitable. In addition, effective for Plan Years beginning after December 31, 1988, any Participant with three or more Years of Service at the time that the Plan ceased to be top heavy may elect to have the vesting schedule contained in this section remain applicable. The election period shall be the same as described in Section 9.01.


                          ARTICLE XIII
                          MISCELLANEOUS

13.01.  Voluntary Plan

          The Plan is purely voluntary on the part of the Employer; and neither the establishment of the Plan nor any amendment thereof nor the creation of any fund or account nor the payment of any benefits shall be construed as giving any person a legal or equitable right against the Employer, the Trustee or the Committee unless the same shall be specifically provided for in this Plan or conferred by affirmative action of the Committee or the Employer in accordance with the terms and provisions of this Plan. Nor shall such actions be construed as giving any Employee or Participant the right to be retained in the service of the Employer. All Employees and/or Participants shall remain subject to discharge to the same extent as though this Plan had not been established.

13.02.  Forfeitures

          Forfeitures from a Participant's Employer Matching Contributions Account resulting from termination of the Partici-pant's employment shall be used to reduce present and future Employer matching contributions only when, after the Participant has incurred five consecutive Breaks in Service or has received a total distribution of his nonforfeitable Accounts, the Committee determines that the terminated Participant has no further right to such Forfeitures. Forfeitures from a Participant's Employer Profit Sharing Contributions Account resulting from termination of the Participant's employment shall be allocated to the Employer Profit Sharing Contributions Accounts of all remaining Participants in the same manner that Employer profit sharing contributions are allocated pursuant to Section 3.02(d) only when, after the Participant has incurred five consecutive Breaks in Service or has received a total distribution of his nonfor-feitable Accounts, the Committee determines that the terminated Participant has no further right to such Forfeitures. In the event that a Participant who received a distribution of his nonforfeitable Accounts returns to the employment of the Employer before he incurs five consecutive Breaks in Service, the for-feited portion of his Employer Matching Contributions Account and his Employer Profit Sharing Contributions Account shall be restored to such Accounts first from Forfeitures available in that year and then from additional Employer contributions, if necessary.

13.03.  Designation of Dates

          Whenever any date designated herein shall fall on a Saturday, Sunday or holiday, the next succeeding day which is not a Saturday, Sunday or holiday will be substituted therefor, except that where a date is designated as the last day of a period and such date falls on a Saturday, Sunday or holiday, the next preceding day which is not a Saturday, Sunday or holiday shall be substituted therefor.

13.04.  Non-alienation of Benefits

          Participants and their Beneficiaries shall be entitled to all the benefits specifically set out under the terms of the Plan, but said benefits or any of the property rights therein shall not be assignable or distributable to any creditor or other claimant of such Participant. A Participant shall not have the right to anticipate, assign, pledge, accelerate or in any way dispose of or encumber any of the monies or benefits or other property which may be payable or become payable to such Partici-pant or his Beneficiary. The preceding sentence shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Code
Section 414(p) and determined pursuant to Section 8.02(b) of the Plan, or any domestic relations order entered before January 1, 1985. In addition to the methods of benefits payment otherwise provided under the Plan, effective January 1, 1995, a qualified domestic relations order may provide for an immediate lump sum distribution to the alternate payee named therein upon the determination by the Committee that the order constitutes a qualified domestic relations order, subject to the Qualified Joint and Survivor Annuity rules of Section 7.05.

13.05.  Participant Loans

          Participant loans were not permitted under the Profit Sharing Plan on or after June 1, 1987. No Participant loans will be permitted under the terms of this Plan. Notwithstanding the foregoing, Participant loans issued to participants in the Owens Country Sausage, Inc. Employee Retirement Plan prior to June 1, 1987 which were assumed by the Profit Sharing Plan shall continue to be administered, until they have been retired, in accordance with the terms and conditions contained in Article XI of the Profit Sharing Plan.

13.06.  Inability to Receive Benefits

          If the Committee receives evidence that (a) a person entitled to receive any payment under the Plan is physically or mentally incompetent to receive payment and to give a valid release therefor; and (b) another person or an institution is then maintaining or has custody of such person and no guardian, committee or other representative of the estate of such person has been duly appointed by a court of competent jurisdiction, such payment may be made to such other person or institution referred to in (b) above. The release to such other person or institution shall be a valid and complete discharge for the payment.

13.07.  Lost Participants

          If the Committee is unable, after reasonable and diligent effort, to locate a Participant or Beneficiary who is entitled to payment under the Plan, the payment due such person shall become a Forfeiture; provided, however, that if the Parti-cipant or Beneficiary later files a claim for his benefit, it shall be reinstated. Notification by certified or registered mail to the last known address of the Participant or Beneficiary shall be deemed a reasonable and diligent effort to locate such person.

13.08.  Limitation of Rights

          Nothing in the Plan, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm or association other than the Employer, the Participants and their successors in interest any right, remedy or claim under or by reason of this Plan.

13.09.  Gender

          Whenever used in this Plan, the masculine pronoun refers to both men and women.

13.10.  Invalid Provision

          In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Plan; but this Plan shall be construed and enforced as if said illegal and invalid provision(s) had never been inserted herein.

13.11.  Notice Requirements

          In the case of a Qualified Joint and Survivor Annuity, the Committee shall, no less than 30 days and no more than 90 days prior to the Annuity Starting Date, provide each Participant a written explanation of (a) the terms and conditions of a Quali-fied Joint and Survivor Annuity; (b) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (c) the rights of a Parti-cipant's Spouse; and (d) the right to make and the effect of a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

13.12.  One Plan

          This Plan may be executed in any number of counter-parts, each of which shall be deemed an original; and said counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

13.13.  Governing Law

          The Plan shall be governed by and construed in accord-ance with the federal laws governing employee benefit plans qualified under the Code and in accordance with the local laws of the State of Ohio where such laws are not in conflict with the aforementioned federal laws.

          Executed effective January 1, 1994, unless otherwise specifically stated herein.


                                   BOB EVANS FARMS, INC.



                                   By:__________________________

                                   Print Name:__________________

                                   Title:_______________________


Date:_________________